Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

IN RE:	:	CHAPTER 11
:
TECTONIC NETWORK, INC., and	:	CASE NO. 05-78966
TECTONIC SOLUTIONS, INC.,	:	CASE NO. 05-78955
:
Debtors.	:	JUDGE MASSEY
	:	(Jointly Administered Under
	:	CASE NO. 05-78966)
:

ORDER AND NOTICE APPROVING DISCLOSURE STATEMENT, SCHEDULING

HEARING ON CONFIRMATION, AND ESTABLISHING DEADLINE

FOR FILING BALLOTS AND OBJECTIONS TO CONFIRMATION

This matter came before the Court on May 23, 2006, for consideration of the adequacy of the information contained in the proposed Disclosure Statement (as defined herein) filed by Tectonic Network, Inc. and Tectonic Solutions, Inc., the Chapter 11 debtors and debtors-in-possession herein (“Debtors” or “Proponents”).

On March 24, 2006, Proponents filed “Joint Chapter 11 Plan Of Reorganization for Tectonic Network, Inc. and Tectonic Solutions, Inc.” dated March 24, 2006 (the “March 24 Plan”). In connection with the Plan, the Proponents filed their proposed “Disclosure Statement with Regard to “Joint Chapter 11 Plan Of Reorganization for Tectonic Network, Inc. and Tectonic Solutions, Inc.” dated March 24, 2006 (the “March 24 Disclosure Statement”).

Following the filing of the March 24 Plan and the March 24 Disclosure Statement, a motion to approve an Agreement for Indemnification entered into with Laurus Master Fund, Ltd. and related stipulations with regard to Laurus’ claims were filed on March 28, 2006. The matter was heard by the Court on April 10, 2006 and an order entered approving the settlement, stipulations regarding Laurus’ Claim, and Agreement for Indemnification on April 13, 2006.

Further, after the filing of the Debtors’ March 24 Plan, the Debtors and the Ad Hoc Committee of Equity Holders entered into negotiations to resolve the Committee’s motion to convert the cases as well as other objections filed by the Ad Hoc Committee. As a result of these discussions the Ad Hoc Committee and the Debtors agreed to a Stipulation and Order which was entered in the Bankruptcy Case on April 13, 2006. In general, the Stipulation and Consent Order provides that the Debtors abandoned claims for fraud, breach of fiduciary duty and breach of the duty of care and loyalty which were assertable prior to the filing of these chapter 11 cases against directors and officers of the Debtors, and authorize the members of the Ad Hoc Committee to pursue the claims against the Debtors’ directors and officers in a forum outside of the within chapter 11 proceedings. Creditors of the Debtors were afforded an opportunity to object. No objections were filed, and the Stipulation and Consent Order is now final.

On May 22, 2006, Proponents filed “First Amended Joint Chapter 11 Plan Of Reorganization for Tectonic Network, Inc. and Tectonic Solutions, Inc.” dated May 22, 2006 (the “Plan”). The Plan amended the March 24 Plan to provide for the treatment of the claims of the Ad Hoc Committee and of the claims of Laurus following the events set forth above and made other non-material modifications. In connection with the Plan, the Proponents filed their proposed “First Amended Disclosure Statement with Regard to Joint Chapter 11 Plan Of Reorganization for Tectonic Network, Inc. and Tectonic Solutions, Inc.” dated May 22, 2006 (the “Disclosure Statement”). The Disclosure Statement amended the March 24 Disclosure Statement to address the events set forth above, to discuss the revised treatment of the claims of the Ad Hoc Committee and of the claims of Laurus, and to make other non-material modifications.

Based on the pleadings filed and presentations of counsel at the hearing, the Court finds that: (a) this Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334, and this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); (b) notice of the Disclosure Statement and the opportunity for objection and hearing on the adequacy thereof were sufficient and appropriate and no other notice need be given; (c) the Disclosure Statement contains adequate information pursuant to 11 U.S.C. § 1125; and (d) approval of the Disclosure Statement is in the best interests of Debtors, Debtors’ estates and their creditors.

Therefore, the Court HEREBY ORDERS, AND NOTICE IS HEREBY GIVEN, as follows:

1.	The Disclosure Statement is APPROVED;
2.	June 30, 2006, is fixed as the last day for filing ballots indicating written acceptances or rejections of the Plan;

3.

July 11, 2006, at 11:00 o'clock a.m., Eastern Time, is fixed as the time for the hearing on confirmation of the Plan (the “Confirmation Hearing”). The Confirmation Hearing will be held in Courtroom 1404 of the U.S. Courthouse, United States Courthouse, 75 Spring Street, S.W., Atlanta, Georgia 30303;

4.

June 30, 2006, is fixed as the last day for filing and serving written objections to confirmation of the Plan pursuant to Federal Rule of Bankruptcy Procedure 3020(b)(1). All written objections must be filed with the Clerk of the Bankruptcy Court, 1340 U.S. Courthouse, 75 Spring Street, S.W., Atlanta, Georgia 30303-3367, and served upon counsel for Debtors at the address shown below and upon the Office of the United States Trustee, 362 United States Courthouse, 75 Spring Street, SW, Atlanta, GA 30303, so that such written objections are received by the foregoing and filed with, and received by, the Clerk of the Bankruptcy Court on or before the deadline set forth in this Paragraph 4. Any objection not timely filed may be deemed waived; and

5.	A copy of this Order and Notice shall be served on all creditors of the Debtors, as directed by separate Order of this Court.

This 24th day of May, 2006.

/s/ James E. Massey
JAMES E. MASSEY

UNITED STATES BANKRUPTCY JUDGE

Prepared and presented by:

LAMBERTH, CIFELLI, STOKES
& STOUT, P.A.

Counsel for Debtors

By:	/s/ Gregory D. Ellis______

Gregory D. Ellis

Georgia Bar No. 245310
3343 Peachtree Road, NE
East Tower - Suite 550

Atlanta, Georgia 30326

(404) 262-7373

Identification of parties to be served:

Gregory D. Ellis, Lamberth, Cifelli, Stokes & Stout, P.A., 3343 Peachtree Road, N.E., Suite 550, Atlanta, Georgia 30326

Leroy Culton, Office of U.S. Trustee, Third Floor, Richard Russell Building, 75 Spring Street S.W., Atlanta, GA 30303